Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148961 and 333-150476 on Form S-8 and in Registration Statement No. 333-154800-129 on Form S-4 of Harrah’s Entertainment, Inc. of our report dated February 29, 2008 (October 29, 2008 as to Note 17), relating to the consolidated financial statements and financial statement schedule of Harrah’s Entertainment, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Harrah’s Entertainment, Inc.’s change in 2007 in its method of accounting for uncertainty in income taxes to conform to Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, and the Company’s change in 2006 in its method of accounting for stock-based employee compensation costs to conform to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment) appearing in this Current Report on Form 8-K of Harrah’s Entertainment, Inc.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

November 13, 2008